                                                                    EXHIBIT 12.1

                                  MANPOWER INC.


                         Statement Regarding Computation
                                       of
                       Ratio of Earnings to Fixed Charges

                                  (in millions)




                                                                   Years Ended December 31,
                                                      ---------------------------------------------------
                                                        2002       2001       2000       1999       1998
                                                      -------    -------    -------    -------    -------

Earnings:
    Earnings before income taxes                      $ 188.0    $ 197.9    $ 265.2    $ 205.8    $ 113.8
    Fixed charges                                       116.5      107.4       94.0       71.6       65.1
                                                      -------    -------    -------    -------    -------
                                                      $ 304.5    $ 305.3    $ 359.2    $ 277.4    $ 178.9
                                                      =======    =======    =======    =======    =======



Fixed charges:
    Interest (expensed or capitalized)                $  42.4    $  39.1    $  35.0    $  17.3    $  19.2
    Estimated interest portion of rent expense           74.1       68.3       59.0       54.3       45.9
                                                      -------    -------    -------    -------    -------
                                                      $ 116.5    $ 107.4    $  94.0    $  71.6    $  65.1
                                                      =======    =======    =======    =======    =======


Ratio of earnings to fixed charges                        2.6        2.8        3.8        3.9        2.7
                                                      =======    =======    =======    =======    =======





NOTE: The calculation of ratio of earnings to fixed charges set forth above is in accordance with Regulation S-K, Item 601(b)(12). This calculation is different than the fixed charge ratio that is required by our various borrowing facilities.